Exhibit 99.1

Mativ Announces Fourth Quarter and Full Year 2025 Results

ALPHARETTA, GA, February 18, 2026 -– Mativ Holdings, Inc. ("Mativ" or the "Company") (NYSE: MATV) reported financial results for the three months and year ended December 31, 2025.

Mativ Fourth Quarter 2025 Highlights1

•Sales of $463.1 million increased 1.0% year over year, and 1.9% on an organic basis
•GAAP income was $100.8 million; GAAP EPS was $1.80
•Adjusted income was $8.5 million; Adjusted EPS was $0.15
•Adjusted EBITDA was $53.5 million, up 19% versus prior year
•Adjusted EBITDA margin was 11.6%, up 180 basis points versus prior year
•Cash from operating activities was $19.3 million; Free cash flow was $8.0 million
Mativ Full Year 2025 Highlights
•Sales of $1,987.0 million increased 0.3% year over year, and 2.5% on an organic basis
•GAAP loss was $337.4 million; GAAP EPS was $(6.19)
•Adjusted income was $42.6 million, and Adjusted EPS was $0.70
•Adjusted EBITDA was $224.7 million, up 3% versus prior year
•Adjusted EBITDA margin was 11.3%, up 30 basis points versus prior year
•Cash from operating activities was $133.8 million, up 41% versus prior year
•Record full-year free cash flow was $93.8 million, up 139% versus prior year

Management Commentary

“Our strong fourth quarter capped a solid, transformational year for Mativ,” said Shruti Singhal, Mativ President and CEO. "Q4 and full-year 2025 marked year-over-year improvements in sales, adjusted EBITDA and adjusted EBITDA margin. We also generated record free cash flow in 2025, more than double the amount compared to last year. The main drivers of our performance versus prior year for both the quarter and the fiscal year were disciplined commercial operational execution, prudent inventory management, favorable price versus input cost and steadfast SG&A expense management.

Throughout 2025, we made significant progress improving the performance of our company while simultaneously building a path for future profitable growth. We continue navigating an environment of anemic market demand and dynamic trade and macro-economic policies. However, we remain focused on delivering for our customers, improving our leverage and balance sheet by generating significant cash flow, and capturing volume and share gains that validate our go-to-market strategy. I am excited for our path ahead in 2026, as we continue our increased pace of execution to drive value for Mativ, our customers and our shareholders."

1Non-GAAP (or "adjusted") measures are reconciled to GAAP measures at the end of this release. Refer to "Non-GAAP Financial Measures" for more information.

Mativ Fourth Quarter 2025 Financial Results

Filtration & Advanced Materials (FAM)	Three Months Ended December 31,
(in millions; unaudited)	2025	2024	Change	2025	2024
Net Sales	$177.2	$167.8	$9.4
GAAP Operating Profit & Margin %	$16.2	$10.3	$5.9	9.1%	6.1%
Adjusted EBITDA & Margin %	$33.2	$26.3	$6.9	18.7%	15.7%

Filtration & Advanced Materials (FAM) segment sales, comprised primarily of filtration media and components, advanced films, coating and converting solutions, and extruded mesh products, were $177.2 million, up 5.6% versus the prior year period, reflecting higher volume/mix and favorable currency translation partially offset by lower selling prices.

GAAP Operating Profit in 2025 included $1.3 million of restructuring expenses, compared to $0.4 million in 2024. Adjusted EBITDA (see non-GAAP reconciliations) and margin increased 26.2% and 300 basis points, respectively, versus prior year as favorable net selling price versus input cost performance, higher volume/mix and lower SG&A expenses were partially offset by higher manufacturing costs.

Sustainable & Adhesive Solutions (SAS)	Three Months Ended December 31,
(in millions; unaudited)	2025	2024	Change	2025	2024
Net Sales	$285.9	$290.8	$(4.9)
GAAP Operating Profit & Margin %	$19.4	$15.3	$4.1	6.8%	5.3%
Adjusted EBITDA & Margin %	$38.9	$35.8	$3.1	13.6%	12.3%

Sustainable & Adhesive Solutions (SAS) segment sales, comprised primarily of tapes, labels, liners, specialty paper, packaging and healthcare solutions, of $285.9 million were down 0.3% on an organic basis, and down 1.7%, on a reported basis, versus the prior year period. Favorable currency translation and higher selling prices were more than offset by lower volume/mix.

GAAP Operating Profit in 2025 included $0.2 million in restructuring expenses, compared to $0.3 million of restructuring and other impairment expenses in 2024. Adjusted EBITDA (see non-GAAP reconciliations) and margin increased 8.7% and 130 basis points, respectively, compared to the prior year period, as lower manufacturing costs and favorable net selling price versus input cost performance were partially offset by lower volume/mix and higher distribution costs.

Unallocated	Three Months Ended December 31,
(in millions; unaudited)	2025	2024	Change	2025	2024
GAAP Operating Expense & % of Sales	$(25.5)	$(23.0)	$(2.5)	(5.5)%	(5.0)%
Adjusted EBITDA & % of Sales	$(18.6)	$(17.3)	$(1.3)	(4.0)%	(3.8)%

GAAP operating expenses in 2025 included $2.3 million in organizational realignment costs.

Adjusted unallocated expenses (EBITDA) (see non-GAAP reconciliations) increased $1.3 million versus prior year primarily driven by the timing of employee-related expenses.

Interest expense was $17.0 million versus $19.7 million in the prior year period, mainly due to lower average balances on the floating portion of our outstanding debt in 2025.

Other income (expense), net was $(3.3) million and changed $12.2 million compared with the prior year primarily driven by foreign currency, and gains on asset sales in the prior year period.

Tax was a benefit for the three months ended December 31, 2025, primarily due to the impact from a decrease to our valuation allowance.

Non-GAAP Adjustments reflect items included in GAAP operating profit, income, and EPS, but excluded from adjusted results (see non-GAAP reconciliation tables for additional details). The most significant adjustment to the fourth quarter 2025 results were:

•$(1.98) per share due to the impact from a decrease to our valuation allowance
•$0.24 per share of purchase accounting expenses (purchase accounting expenses reflect primarily ongoing non-cash intangible asset amortizations associated with mergers and acquisitions)
•$0.03 per share due to restructuring, restructuring related, and other impairment expenses

Cash Flow & Debt

Year-to-date 2025 cash provided by operating activities was $133.8 million. Capital spending and software costs totaled $40.0 million. Working capital was a $8.4 million source of cash due to the impact of a decrease in inventories and increase in accounts payable and other current liabilities partially offset by an increase in accounts receivable.

Total debt was $1,018.2 million as of December 31, 2025 and Cash and cash equivalents was $84.2 million resulting in net debt of $934.0 million. Total liquidity was approximately $515 million, consisting of $84 million of Cash and cash equivalents and $431 million of revolver availability. The Company's debt matures on a staggered basis between 2027 and 2029.

Dividend & Share Repurchases

On February 18, 2026, the Company announced its next quarterly cash dividend of $0.10 per share payable on March 27, 2026 to stockholders of record as of March 13, 2026.

During the fourth quarter, the Company did not repurchase shares.

Conference Call

Mativ will hold a conference call to review fourth quarter 2025 results with investors and analysts at 8:30 a.m. Eastern time on Thursday, February 19, 2026. The earnings conference call will be simultaneously broadcast over the Internet at http://ir.mativ.com. To listen to the call, please go to the Company’s website at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those unable to listen to the live broadcast, a replay will be available on the Company’s website shortly after the call.

About Mativ

Mativ Holdings, Inc. is a global leader in specialty materials, solving our customers’ most complex challenges by engineering bold, innovative solutions that connect, protect and purify our world. Headquartered in Alpharetta, Georgia, we manufacture on three continents and generate sales in over 100 countries through our family of business-to-business and consumer product brands. The company’s two operating segments, Filtration & Advanced Materials and Sustainable & Adhesive Solutions, target premium applications across diversified and growing categories. Our broad portfolio of technologies combines polymers, fibers and resins to optimize the performance of our customers’ products across multiple stages of the value chain. Our leading positions are a testament to our best-in-class global manufacturing, supply chain and materials science capabilities. We drive innovation and enhance performance, finding potential in the impossible.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") that are subject to the safe harbor created by the Act and other legal protections. Forward-looking statements include, without limitation, those regarding the Company’s business plans, strategies and outlook, the adequacy of our sources of liquidity and capital, our expectations regarding dividends and share repurchases, the amount of capital spending and/or common stock repurchases, future cash flows, purchase accounting impacts, and other statements generally identified by words such as "believe," "expect," "intend," "guidance," "plan," "forecast," "potential," "anticipate," "confident," "project," "appear," "future," "should," "likely," "could," "may," "will," "typically" and similar words.

These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which the Company’s business shall operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, the following factors:

•Risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies;
•Risks associated with acquisitions, dispositions, strategic transactions and global asset realignment initiatives of Mativ;
•Risks related to the impairment of goodwill;
•Adverse changes in our end-market sectors impacting key customers;
•Changes in the source and intensity of competition in our commercial end-markets;
•Adverse changes in sales or production volumes, pricing and/or manufacturing costs;
•Seasonal or cyclical market and industry fluctuations which may result in reduced net sales and operating profits during certain periods;
•Risks associated with our technological advantages in our intellectual property and the likelihood that our current technological advantages are unable to continue indefinitely;
•Supply chain disruptions, including the failure of one or more material suppliers, including energy, resin, fiber, and chemical suppliers, to supply materials as needed to maintain our product plans and cost structure;
•Increases in operating costs due to inflation and continuing increases in the inflation rate or otherwise, such as labor expense, compensation and benefits costs;
•Our ability to attract and retain key personnel, labor shortages, labor strikes, stoppages or other disruptions;
•Changes in general economic, financial and credit conditions in the U.S., Europe, China and elsewhere, including the impact thereof on currency exchange rates (including any weakening of the Euro) and on interest rates;
•A failure in our risk management and/or currency or interest rate swaps and hedging programs, including the failures of any insurance company or counterparty;
•Changes in the manner in which we finance our debt and future capital needs, including potential acquisitions;
•Changes in tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities;
•Uncertainty as to the long-term value of the common stock of Mativ;
•Changes in employment, wage and hour laws and regulations in the U.S. and elsewhere, including unionization rules and regulations by the National Labor Relations Board, equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws;
•The impact of tariffs, the imposition of any future additional tariffs and other trade barriers, the effects of retaliatory trade measures, and the impact of tariff uncertainty on macroeconomic conditions;
•Existing and future governmental regulation and the enforcement thereof that may materially restrict or adversely affect how we conduct business and our financial results;
•Weather conditions, including potential impacts, if any, from climate change, known and unknown, and natural disasters or unusual weather events;
•International conflicts and disputes, such as the ongoing conflict between Russia and Ukraine, the war between Israel and Hamas and the broader regional conflict in the Middle East, which restrict our ability to supply products into affected regions, due to the corresponding effects on demand, the application of international sanctions, or practical consequences on transportation, banking transactions, and other commercial activities in troubled regions;
•Compliance with the FCPA and other anti-corruption laws or trade control laws, as well as other laws governing our operations;
•Risks associated with pandemics and other public health emergencies;
•The number, type, outcomes (by judgment or settlement) and costs of legal, tax, regulatory or administrative proceedings, litigation and/or amnesty programs;
•Increased scrutiny from stakeholders related to environmental, social and governance ("ESG") matters, as well as our ability to achieve our broader ESG goals and objectives;
•Costs and timing of implementation of any upgrades or changes to our information technology systems;
•Failure by us to comply with any privacy or data security laws or to protect against theft of customer, employee and corporate sensitive information;
•Information technology system failures, data security breaches, network disruptions, and cybersecurity events; and
•Other factors described elsewhere in this document and from time to time in documents that we file with the SEC.

All forward-looking statements made in this document are qualified by these cautionary statements. Forward-looking statements herein are made only as of the date of this document, and Mativ undertakes no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mativ's most recent annual report on Form 10-K for the year ended December 31, 2024 and any material updates to these factors contained in any of Mativ’s future filings with the SEC. The discussion of these risks is specifically incorporated by reference into this release. The financial results reported in this release are unaudited.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such and should only be viewed as historical data. The financial results reported in this release are unaudited.

Non-GAAP Financial Measures

Certain financial measures and comments contained in this press release exclude restructuring and impairment expenses, certain purchase accounting adjustments related to prior acquisitions, organizational realignment and integration costs, divestiture costs, interest expense, stock compensation expense, the effect of income tax provisions and other tax impacts, capital spending, capitalized software costs, cloud-based software costs and depreciation and amortization. This press release also provides certain information regarding the Company's financial results excluding currency impacts. This information estimates the impact of changes in foreign currency rates on the translation of the Company's current financial results as compared to the applicable comparable period and is derived by translating the current local currency results into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. Financial measures which exclude or include these items have not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and are therefore "non-GAAP" financial measures. Reconciliations of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP are included in the financial schedules attached to this release.

The Company believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency on the information used by the Company’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates the Company's financial performance. Management believes that providing this information enables investors to better understand the Company’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not intended to be considered in isolation or as alternatives or substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared and presented in accordance with GAAP. The non-GAAP financial measures used in this release may be different from the measures used by other companies.

SOURCE: Mativ Holdings, Inc.

CONTACT

Chris Kuepper, IRC
Director, Investor Relations
+1-770-569-4229

Website: http://www.mativ.com

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Net sales	$463.1	$458.6	1.0%	$1,987.0	$1,981.1	0.3%
Cost of products sold	375.9	381.0	(1.3)%	1,624.1	1,617.0	0.4%
Gross profit	87.2	77.6	12.4%	362.9	364.1	(0.3)%

Selling and general expense	54.5	52.8	3.2%	228.7	233.8	(2.2)%
Research and development expense	5.0	5.5	(9.1)%	23.6	23.0	2.6%
Intangible asset amortization expense	15.9	16.0	(0.6)%	63.2	62.9	0.5%
Total nonmanufacturing expenses	75.4	74.3	1.5%	315.5	319.7	(1.3)%

Goodwill impairment expense	—	—	N.M.	411.9	—	N.M.
Restructuring and other impairment expense	1.7	0.7	N.M.	19.9	38.1	(47.8)%
Operating profit (loss)	10.1	2.6	N.M.	(384.4)	6.3	N.M.
Interest expense	17.0	19.7	(13.7)%	71.1	74.7	(4.8)%
Loss on debt extinguishment	—	7.3	N.M.	—	7.3	N.M.
Other income (expense), net	(3.3)	8.9	N.M.	(7.5)	(3.2)	N.M.
Loss before income taxes	(10.2)	(15.5)	(34.2)%	(463.0)	(78.9)	N.M.
Income tax expense (benefit), net	(111.0)	(17.0)	N.M.	(125.6)	(30.2)	N.M.
Net income (loss)	$100.8	$1.5	N.M.	$(337.4)	$(48.7)	N.M.

Net income (loss) per share:
Basic	$1.84	$0.03	N.M.	$(6.19)	$(0.90)	N.M.
Diluted	$1.80	$0.03	N.M.	$(6.19)	$(0.90)	N.M.

Weighted average shares outstanding:
Basic	54,681,100	54,335,800		54,607,100	54,313,300
Diluted	55,776,800	54,335,800		54,607,100	54,313,300

N.M. - Not Meaningful

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$84.2	$94.3
Restricted cash	5.6	—
Accounts receivable, net	180.9	162.4
Inventories, net	329.1	355.1
Income taxes receivable	17.7	20.6
Other current assets	21.1	25.7
Total current assets	638.6	658.1
Property, plant and equipment, net	609.1	620.3
Finance lease right-of-use assets	15.8	16.2
Operating lease right-of-use assets	48.4	46.4
Deferred income tax assets	104.0	8.1
Goodwill	57.6	465.6
Intangible assets, net	514.2	553.4
Other assets	63.9	79.8
Total assets	$2,051.6	$2,447.9
LIABILITIES AND STOCKHOLDERS' EQUITY
Current debt	$2.9	$2.6
Finance lease liabilities	1.8	1.6
Operating lease liabilities	9.0	9.5
Accounts payable	160.7	151.7
Income taxes payable	1.5	8.4
Accrued expenses and other current liabilities	109.4	100.7
Total current liabilities	285.3	274.5
Long-term debt	1,015.3	1,086.7
Finance lease liabilities, noncurrent	16.1	16.3
Operating lease liabilities, noncurrent	38.8	36.4
Long-term income tax payable	—	—
Pension and other postretirement benefits	53.8	54.3
Deferred income tax liabilities	74.9	100.9
Other liabilities	68.7	20.3
Total liabilities	1,552.9	1,589.4
Stockholders' equity:
Preferred stock, $0.10 par value; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.10 par value; 100,000,000 shares authorized; 54,681,114 and 54,335,830 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	5.5	5.4
Additional paid-in-capital	685.0	675.7
Retained earnings (accumulated deficit)	(195.8)	164.3
Accumulated other comprehensive income, net of tax	4.0	13.1
Total stockholders' equity	498.7	858.5
Total liabilities and stockholders' equity	$2,051.6	$2,447.9

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in millions)
(Unaudited)

	Year Ended December 31,
	2025	2024
Operating
Net loss	$(337.4)	$(48.7)
Adjustments to reconcile Net loss to Net cash provided by operations:
Depreciation and amortization	141.0	143.8
Amortization of deferred issuance costs	8.2	7.8
Goodwill impairment	411.9	—
Other impairments	11.8	16.2
Deferred income tax	(130.2)	(34.3)
Pension and other postretirement benefits	(2.9)	(5.9)
Stock-based compensation	11.1	11.4
(Gain) loss on sale of assets	(0.3)	5.5
(Gain) loss on foreign currency transactions	6.6	(1.2)
Loss on debt extinguishment	—	7.3
Other non-cash items	10.0	(4.8)
Other operating	(4.4)	(2.4)
Net changes in operating working capital	8.4	0.1
Net cash provided by operations	133.8	94.8
Investing
Capital spending	(40.0)	(55.0)
Proceeds from sale of assets	2.9	5.8
Cash received from (paid on) settlement of cross-currency swap contracts	3.4	(1.7)
Other investing	(3.3)	6.2
Net cash used in investing of:
Continuing operations	(37.0)	(44.7)
Discontinued operations	—	(12.0)
Net cash used in investing	(37.0)	(56.7)
Financing
Cash dividends paid	(22.3)	(21.6)
Proceeds from long-term debt	82.0	531.0
Payments on long-term debt	(161.9)	(554.7)
Payments for debt issuance costs	—	(8.3)
Payments on financing lease obligations	(3.1)	(1.5)
Shares withheld for employee taxes	(1.4)	(0.8)
Net cash used in financing	(106.7)	(55.9)
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	5.4	(8.1)
Decrease in cash and cash equivalents and Restricted cash	(4.5)	(25.9)
Cash and cash equivalents and Restricted cash at beginning of period	94.3	120.2
Cash and cash equivalents and Restricted cash at end of period	$89.8	$94.3

MATIV HOLDINGS, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REPORTING
(in millions)
(Unaudited)

Segment Results
	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Net sales
FAM	$177.2	$167.8	5.6%	$767.5	$766.5	0.1%
SAS	285.9	290.8	(1.7)%	1,219.5	1,214.6	0.4%
Total Consolidated	$463.1	$458.6	1.0%	$1,987.0	$1,981.1	0.3%

Cost of products sold
FAM	$137.4	$133.0	3.3%	$604.2	$592.3	2.0%
SAS	238.5	248.0	(3.8)%	1,019.9	1,024.7	(0.5)%
Consolidated	$375.9	$381.0	(1.3)%	$1,624.1	$1,617.0	0.4%

Total nonmanufacturing expenses
FAM	$22.1	$24.2	(8.7)%	$94.4	$98.6	(4.3)%
SAS	27.8	27.2	2.2%	112.3	115.5	(2.8)%
Total segments	49.9	51.4	(2.9)%	206.7	214.1	(3.5)%
Unallocated	25.5	22.9	11.4%	108.8	105.6	3.0%
Consolidated	$75.4	$74.3	1.5%	$315.5	$319.7	(1.3)%

Restructuring and impairment
FAM	$1.5	$0.5	N.M.	$428.7	$5.6	N.M.
SAS	0.2	0.2	—%	1.7	29.1	(94.2)%
Total segments	1.7	0.7	N.M.	430.4	34.7	N.M.
Unallocated	—	—	N.M.	1.4	3.4	(58.8)%
Consolidated	$1.7	$0.7	N.M.	$431.8	$38.1	N.M.

Operating profit (loss)
	Three Months Ended December 31,				Year Ended December 31,
			Return on Net Sales(1)				Return on Net Sales
	2025	2024	2025	2024	2025	2024	2025	2024
FAM	$16.2	$10.3	9.1%	6.1%	$(359.8)	$70.0	(46.9)%	9.1%
SAS	19.4	15.3	6.8%	5.3%	85.6	45.4	7.0%	3.7%
Unallocated	(25.5)	(23.0)	(5.5)%	(5.0)%	(110.2)	(109.1)	(5.5)%	(5.5)%
Total Consolidated	$10.1	$2.6	2.2%	0.6%	$(384.4)	$6.3	(19.3)%	0.3%
(1)Return on Net Sales (or "Margin Percentage") is calculated by dividing each performance measure (Operating profit (loss), Adjusted Operating Profit, and Adjusted EBITDA) by Net sales for the applicable period. Segment performance measures are divided by Net sales of each segment.

Non-GAAP Adjustments to Operating Profit (Loss)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
FAM - Amortization of intangibles and other purchase accounting adjustments	$8.8	$8.5	$34.9	$34.5
FAM - Restructuring, restructuring related, and impairment expenses	1.3	0.4	431.0	5.6
FAM - Organizational realignment and integration costs(2)	—	0.1	—	0.3
SAS - Amortization of intangibles and other purchase accounting adjustments	7.1	7.0	28.4	28.3
SAS - Restructuring, restructuring related, and impairment expenses	0.2	0.3	1.7	28.5
SAS - Organizational realignment and integration costs(2)	—	—	—	(0.1)
Unallocated - Restructuring, restructuring related, and impairment expenses	—	—	1.4	3.4
Unallocated - Organizational realignment and integration costs(2)	2.3	1.9	13.7	9.9
Unallocated - Divestiture costs	0.6	—	2.0	3.6
Unallocated - Financing fees(1)	1.9	1.8	7.8	8.7
Unallocated - Amortization of cloud-based software costs	0.4	0.2	1.4	0.5
Total Consolidated	$22.6	$20.2	$522.3	$123.2
(1) Financing fees incurred for the Receivables Sales Agreement.
(2) Costs associated with the CEO and CFO transitions, along with the organizational realignment plan (“the Plan”) announced on January 24, 2024 totaled $2.3 million and $0.8 million for the three months ended December 31, 2025 and 2024, respectively, and $13.7 million and $4.5 million for the twelve months ended December 31, 2025 and 2024, respectively. Costs associated with the Plan included advisory fees and system-related initiatives. Integration costs totaled $1.2 million and $5.6 million for the three and twelve months ended December 31, 2024, respectively, which included stock-based compensation, employee compensation, and consulting fees.

Adjusted Operating Profit
	Three Months Ended December 31,				Year Ended December 31,
			Return on Net Sales				Return on Net Sales
	2025	2024	2025	2024	2025	2024	2025	2024
FAM	$26.3	$19.3	14.8%	11.5%	$106.1	$110.4	13.8%	14.4%
SAS	26.7	22.6	9.3%	7.8%	115.7	102.1	9.5%	8.4%
Unallocated	(20.3)	(19.1)	(4.4)%	(4.2)%	(83.9)	(83.0)	(4.2)%	(4.2)%
Total Consolidated	$32.7	$22.8	7.1%	5.0%	$137.9	$129.5	6.9%	6.5%

Non-GAAP Adjustments to Adjusted Operating Profit
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
FAM - Depreciation	$6.7	$6.6	$27.1	$26.8
FAM - Stock-based compensation(1)	0.2	0.4	0.8	1.1
SAS - Depreciation	11.6	12.8	48.4	52.2
SAS - Stock-based compensation(1)	0.6	0.4	1.7	1.0
Unallocated - Depreciation	0.5	0.5	2.2	2.0
Unallocated - Stock-based compensation(1)	1.2	1.3	6.6	5.4
Total Consolidated	$20.8	$22.0	$86.8	$88.5
(1) Stock-based compensation excludes stock-based compensation included in restructuring and organizational realignment and integration costs.

Adjusted EBITDA
	Three Months Ended December 31,				Year Ended December 31,
			Return on Net Sales				Return on Net Sales
	2025	2024	2025	2024	2025	2024	2025	2024
FAM	$33.2	$26.3	18.7%	15.7%	$134.0	$138.3	17.5%	18.0%
SAS	38.9	35.8	13.6%	12.3%	165.8	155.3	13.6%	12.8%
Unallocated	(18.6)	(17.3)	(4.0)%	(3.8)%	(75.1)	(75.6)	(3.8)%	(3.8)%
Total Consolidated	$53.5	$44.8	11.6%	9.8%	$224.7	$218.0	11.3%	11.0%

Non-GAAP Reconciliation of Organic Net Sales Growth

	FAM	SAS	Consolidated Mativ
	Three Months Ended December 31,

Mativ 2024 Net Sales	$167.8	$290.8	$458.6
Divestiture/closure adjustments	—	(4.1)	(4.1)
Mativ 2024 comparable Net Sales	$167.8	$286.7	$454.5

Mativ 2025 Net Sales	$177.2	$285.9	$463.1
Divestiture/closure adjustments	—	—	—
Mativ 2025 comparable Net Sales	$177.2	$285.9	$463.1
Organic growth	5.6%	(0.3)%	1.9%

Currency effects on 2025	$4.1	$5.1	$9.2
Mativ 2025 comparable Net Sales with Currency Adjustment	$173.1	$280.8	$453.9
Organic constant currency growth	3.2%	(2.1)%	(0.1)%

	FAM	SAS	Consolidated Mativ
	Year Ended December 31,

Mativ 2024 Net Sales	$766.5	$1,214.6	$1,981.1
Divestiture/closure adjustments	—	(42.3)	(42.3)
Mativ 2024 comparable Net Sales	$766.5	$1,172.3	$1,938.8

Mativ 2025 Net Sales	$767.5	$1,219.5	$1,987.0
Divestiture/closure adjustments	—	—	—
Mativ 2025 comparable Net Sales	$767.5	$1,219.5	$1,987.0
Organic growth	0.1%	4.0%	2.5%

Currency effects on 2025	$8.6	$11.1	$19.7
Mativ 2025 comparable Net Sales with Currency Adjustment	$758.9	$1,208.4	$1,967.3
Organic constant currency growth	(1.0)%	3.1%	1.5%

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating profit (loss)	$10.1	$2.6	$(384.4)	$6.3
Plus: Restructuring, restructuring related, and impairment expenses	1.5	0.7	22.2	37.5
Plus: Goodwill impairment	—	—	411.9	—
Plus: Purchase accounting adjustments	15.9	15.5	63.3	62.8
Plus: Organizational realignment and integration costs	2.3	2.0	13.7	10.1
Plus: Divestiture costs	0.6	—	2.0	3.6
Plus: Financing fees	1.9	1.8	7.8	8.7
Plus: Amortization of cloud-based software costs	0.4	0.2	1.4	0.5
Adjusted operating profit	$32.7	$22.8	$137.9	$129.5

Net income (loss)	$100.8	$1.5	$(337.4)	$(48.7)
Plus: Restructuring, restructuring related, and impairment expenses	1.5	0.6	20.9	32.4
Plus: Goodwill impairment	(7.4)	—	339.8	—
Plus: Gain/loss on sale of assets	—	(3.4)	—	2.4
Plus: Purchase accounting adjustments	13.2	11.9	56.9	48.4
Plus: Litigation/tax settlement	—	1.0	—	1.0
Plus: Organizational realignment and integration costs	2.3	1.6	13.7	7.7
Plus: Divestiture costs	0.6	(0.1)	2.0	2.7
Plus: Other	—	3.7	—	4.8
Plus: Change of valuation allowance on tax attributes	(110.4)	(14.9)	(61.0)	(14.9)
Plus: Tax legislative changes, net of other discrete items	7.9	1.1	7.7	(1.7)
Adjusted income (loss)	$8.5	$3.0	$42.6	$34.1

Earnings (loss) per share - diluted	$1.80	$0.03	$(6.19)	$(0.90)
Plus: Restructuring, restructuring related, and impairment expenses	0.03	0.01	0.38	0.59
Plus: Goodwill impairment	(0.13)	—	6.16	—
Plus: Gain/loss on sale of assets	—	(0.06)	—	0.04
Plus: Purchase accounting adjustments	0.24	0.21	1.03	0.89
Plus: Litigation/tax settlement	—	0.02	—	0.02
Plus: Organizational realignment and integration costs	0.04	0.03	0.25	0.14
Plus: Divestiture costs	0.01	—	0.04	0.05
Plus: Other	—	0.07	—	0.09
Plus: Change of valuation allowance on tax attributes	(1.98)	(0.27)	(1.11)	(0.27)
Plus: Tax legislative changes, net of other discrete items	0.14	0.01	0.14	(0.03)
Adjusted Earnings (loss) per share - diluted	$0.15	$0.05	$0.70	$0.62

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$100.8	$1.5	$(337.4)	$(48.7)
Plus: Interest expense	17.0	19.7	71.1	74.7
Plus: Financing fees	1.9	1.8	7.8	8.7
Plus: Provision for income taxes	(111.0)	(17.0)	(125.6)	(30.2)
Plus: Depreciation & amortization	34.7	35.4	141.0	143.8
Plus: Amortization of cloud-based software costs	0.4	0.2	1.4	0.5
Plus: Stock compensation expense	2.0	2.1	9.1	7.5
Plus: Restructuring, restructuring related, and impairment expenses	1.5	0.7	22.2	37.5
Plus: Goodwill impairment	—	—	411.9	—
Plus: Organizational realignment and integration costs	2.3	2.0	13.7	10.1
Plus: Divestiture costs	0.6	—	2.0	3.6
Plus: Loss on debt extinguishment	—	7.3	—	7.3
Plus: Other (income) expense, net	3.3	(8.9)	7.5	3.2
Adjusted EBITDA	$53.5	$44.8	$224.7	$218.0

Cash provided by operating activities	$19.3	$24.1	$133.8	$94.8
Less: Capital spending	(11.3)	(22.1)	(40.0)	(55.0)
Less: Capitalized software costs	—	(0.1)	—	(0.6)
Free cash flow	$8.0	$1.9	$93.8	$39.2

			December 31, 2025	December 31, 2024
Total debt			$1,018.2	$1,089.3
Less: Cash			84.2	94.3
Net debt			$934.0	$995.0